Exhibit 10.1
Execution copy
CREDIT FACILITY AGREEMENT
RELATING TO
NOK 260,000,000
between
TRICO SHIPPING AS
as Borrower
and
CARNEGIE INVESTMENT BANK AB NORWAY BRANCH
as Lender
and
Dated 28 May 2008

Table of Contents

1	PURPOSE	3
2	DEFINITIONS	3
3	COMMITMENT	4
4	AVAILABILITY AND DRAWDOWN	5
5	CONDITIONS PRECEDENT	5
6	INTEREST	5
7	REPAYMENT	6
8	OPTIONAL PREPAYMENT/CANCELLATION	6
9	MANDATORY PREPAYMENT	6
10	SET-OFF	6
11	PAYMENTS AND CALCULATIONS	6
12	SECURITY AND UNDERTAKINGS BY THE BORROWER	7
13	REPRESENTATIONS AND WARRANTIES	7
14	COVENANTS AND UNDERTAKINGS	9
15	EVENTS OF DEFAULT	10
16	FEES AND COSTS	11
17	TRANSFER AND PARTICIPATION	11
18	NOTICES AND MISCELLANEOUS	12
19	LAW AND JURISDICTION	13
SCHEDULES
1.      Conditions Precedent
2.      Form of Drawdown Notice
3.      Form of Pledge of Shares
4.       Form of Promissory Note

This credit facility (the “Credit Facility”) has been entered into on 28 May 2008 between:
(1)	TRICO SHIPPING AS, a Norwegian limited company registered with company registration number 976 854 020 with its registered address at 6090 Fosnavåg, Norway (the “Borrower”); and

(2)	CARNEGIE INVESTMENT BANK AB NORWAY BRACH, with company registration number 976 928 989 with its registered address Stranden 1, Aker Brygge, 0250 Oslo, Norway (the “Lender”).
WHEREAS:
(A)	The Borrower is contemplating the acquisition of a substantial part of the shares (the “Shares”) in Deep Ocean ASA, with a company registration number 980 722 805 (the “Target Company”), and

(B)	The Borrower wishes to be able to partially finance the acquisition of the Shares by a short term credit facility made available by the Lender, and the Lender has agreed to provide such credit facility on the terms and conditions set forth in this Credit Facility.
NOW THEREFORE IT IS HEREBY AGREED as follows:
1	PURPOSE

1.1	The Lender has, in accordance with the terms and conditions set forth in this Credit Facility, agreed to make available to the Borrower a credit facility in the maximum amount of NOK 260,000,000 for general working capital purposes.

2	DEFINITIONS

2.1	In this Credit Facility, unless the context otherwise requires, the following capitalized words and expressions shall have the meaning set opposite them below:

“Banking Day”	any day on which banks are open for business in Oslo.

“Commitment”	the aggregate amount available under this Credit Facility, such amount being up to NOK 260,000,000.

“Companies”	each of the Borrower and the Target Company.

“Drawdown Date”	the Banking Days on which the Commitment is drawn by the Borrower, such dates to be agreed between the Borrower and the Lender within the Drawdown Period.

“Drawdown Notice”	the irrevocable notice of drawdown from the Borrower as required by Clause 4.1 (b) and substantially in the form as set out in Schedule 2.

“Drawdown Period”	the period from the date hereof and up to and including one month prior to the Final Maturity Date, in which the Commitment is available for drawdown.

“Event of Default”	each event defined as an Event of Default in Clause 15.

“Finance Documents”	this Credit Facility, the Pledge of Shares, the Promissory Note and any document or agreement from time to time entered into pursuant to the terms of any such document.

“Final Maturity Date”	1 August 2008. If such date is not a Banking Day the Final Maturity Date shall be the first following Banking Day unless it would thereby fall in a new calendar month, in which case it shall be the first preceding Banking Day.

“Fixed Share Value”	has the meaning as set out in clause 12.4.

“Group Companies”	the Borrower, the Target Company and their Subsidiaries.

“Loan”	the principal amount outstanding under this Credit Facility.

“Pledge of Shares”	a first priority pledge over the Shares in the Target Company, substantially in the form set out in Schedule 3.

“Promissory Note”	the promissory note (No: “omsetningsgjeldsbrev”), to be executed by the Borrower substantially in the form and content set out in Schedule 4.

“Security Documents”	the security documents specified in Clause 12.

“Shares”	the up to 58,428,955 shares in the Target Company to be acquired by the Borrower.

“Share Value”	has the meaning as set out in clause 12.3

“Taxes”	any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings levied or imposed by any governmental or other public taxing or similar authority.
3	COMMITMENT

3.1	The Lender shall make the Commitment available to the Borrower on the terms and conditions of this Credit Facility.

3.2	The Borrower shall not claim any set-off or counterclaim against any third party until the Lender have received all amounts due or to become due to them under this Credit Facility and the Security Documents.

4	AVAILABILITY AND DRAWDOWN

4.1	The Loan shall be available for drawdown, for the purpose set out in Clause 1, within the Drawdown Period on a Drawdown Date on the following conditions:
(a)	the conditions precedent described in Clause 5 shall have been duly fulfilled;

(b)	the Borrower shall have delivered to the Lender a Drawdown Notice which shall be received by the Lender prior to 11 a.m. Oslo time not less than three (3) Banking Days prior to the Drawdown Date, unless a shorter notice period is accepted in writing by the Lender;

(c)	no event shall have occurred which constitutes and continues to constitute an Event of Default or which by giving of notice and/or lapse of time would constitute an Event of Default;

(d)	the representations and warranties contained in Clause 13 shall be true and accurate at the time of giving of the Drawdown Notice and at the Drawdown Date with reference to the facts then subsisting;

(e)	the Share Value or the Fixed Share Value (as set out in Clause 12), whichever the case may be, is no less than 200% of the amount at any time outstanding under this Credit Facility; and

(f)	the aggregate of drawn amounts shall not exceed the Commitment.
4.2	Any undrawn part of the Commitments shall be cancelled 2 September 2008.

5	CONDITIONS PRECEDENT

5.1	The obligations of the Lender are subject to the condition that the Lender has received at least 3 Banking Days prior to the Drawdown Date (or such later date specified in Schedule 1), all the documents set forth in Schedule 1 hereto in a form and substance satisfactory to the Lender.

6	INTEREST

6.1	The Borrower shall pay interest on the Loan from and including the first Drawdown Date at a fixed rate of 8.30 per cent per annum. Accrued unpaid interest shall be paid in full to the Lender on the Final Maturity Date.

6.2	Interest shall be calculated on the basis of a 360 day calendar year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

6.3	If the Borrower fails to pay an amount on its due date for payment under this Credit Facility, the Borrower shall pay interest from the due date at an interest rate equivalent to the interest rate according to Clause 6.1 plus 5.00 percentage points. The outstanding amount shall bear interest as mentioned above until payment is made, whether or not the Loan is declared to be in an Event of Default.

7	REPAYMENT

7.1	The Loan shall be repaid in full on the Final Maturity Date together with accrued interest and any other outstanding amount, after which no amount due under this Credit Facility shall be outstanding. Payment is not subject to demand from the Lender.

8	OPTIONAL PREPAYMENT/CANCELLATION

8.1	The Borrower may at any time cancel the Commitment or prepay Loan in whole or in part in amounts equalling NOK 20,000,000 or whole multiples thereof, or any other amount as agreed with the Lender, upon giving the Lender not less than five (5) Banking Days irrevocable written notice of such cancellation or prepayment.

8.2	In the event of cancellation of the Commitment, the Borrower shall pay to the Lender a cancellation fee equivalent to 0.50 % of the Commitment, unless such cancellation is caused by the acquisition of the Target Company not being carried out. The cancellation fee shall be payable latest 10 Banking Days after the date of cancellation notice.

8.3	Prepaid amounts may not be re-borrowed.

9	MANDATORY PREPAYMENT

9.1	In case of a sale or other disposition of material assets of any of the Borrower and/or the Target Company, the Borrower shall repay the drawn amounts under the Loan, plus accrued interest to the Lender on the date of completion of sale or disposition.

9.2	In the event of a Change of Control in the Borrower without the prior written consent of the Lender, the Borrower shall, 10 Banking Days after the Change of Control, prepay any amounts drawn under this Credit Facility in full, together with accrued interest and costs. In this Clause 9.2, a Change of Control shall mean an event, subsequent to the date hereof, where a shareholder or a group of shareholders of the Borrower acting in concert, directly or indirectly acquire (including by purchase, merger etc.) or have the right to cast more than 50 per cent of the votes that may ordinarily be cast in a general meeting of shareholders of the Borrower.

9.3	Prepaid amounts in accordance with Clause 9 may not be re-borrowed.

10	SET-OFF

10.1	The Borrower authorises the Lender to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Lender in satisfaction of any sum due and payable from the Borrower to the Lender under this Credit Facility.

11	PAYMENTS AND CALCULATIONS

11.1	All payments to be made by the Borrower hereunder shall be made to such account as notified by the Lender from time to time, and by no later than 11. a.m. Oslo time in NOK in freely transferable funds which are for same day settlement.

11.2	If any amount under the Loan is for any reason repaid on a day other than the which such payment is due under this Credit Facility, the Borrower shall pay to the Lender on demand such amount as may be necessary to compensate the Lender for any loss, premium or penalty incurred by it in respect of the liquidation or reemployment of funds borrowed for the purpose of maintaining the amount repaid.

12	SECURITY AND UNDERTAKINGS BY THE BORROWER

12.1	The Loan together with accrued interest and costs shall at all times, as long as there are any outstanding amount due according to this Credit Facility, be secured by the Pledge of Shares.

12.2	The Shares subject to the Pledge of Shares shall be deposited in the Borrower’s Norwegian securities depository account (the “VPS Account”) with the Lender as account manager.

12.3	The aggregate value of all the Shares deposited on the VPS Account (calculated as the volume weighted average Share price on the Oslo Stock Exchange each trading day multiplied with the number of Shares deposited on the VPS Account) (the “Share Value”) shall at all times be no less than 200% of the amount at any time outstanding under this Credit Facility. Except as set forth in Section 12.4 below, in the event the Share Value is less than 200% of the amount at any time outstanding under this Credit Facility, the Borrower shall immediately send a written notice specifying which of the two remedy actions set out in Clause 12.5 below it has elected.

12.4	In the event the Target Company is de-listed from Oslo Børs, the aggregate value of all the Shares deposited on the VPS Account (calculated at a share price of NOK 32 per share multiplied with the number of Shares deposited on the VPS Account) (the “Fixed Share Value”) shall at all times be no less than 200% of the amount at any time outstanding under this Credit Facility. If the Fixed Share Value is less than 200% of the amount at any time outstanding under this Credit Facility, the Borrower shall immediately send a written notice specifying which of the two remedy actions set out in Clause 12.5 below it has elected.

12.5	In the event the Share Value or the Fixed Share Value (as the case may be) is less than 200% of the amount at any time outstanding under this Credit Facility, the Borrower shall without delay, but in no event later than 3 Banking Days, either;
(i)	repay a proportion of the Loan, or

(ii)	deposit further shares on the VPS Account;
to ensure that the Share Value or the Fixed Share Value (as the case may be) again is no less than 200% of the amount at any time outstanding under this Credit Facility.

12.6	Prepaid amounts in accordance with Clause 12.5 (i) may not be re-borrowed.

13	REPRESENTATIONS AND WARRANTIES

13.1	The Borrower represents and warrants to the Lender as follows:

(a)	Each of the Companies is a limited liability company, duly incorporated and validly existing under the laws of Norway, in good standing, and has the power to own and operate its assets;

(a)	The Borrower has the power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of each of the Finance Documents, and the transactions contemplated therein;

(b)	Each of the Finance Document constitutes (or will, when executed by the respective parties thereto, constitute) legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms and, save as provided for therein and/or as have been or shall be completed prior to the Drawdown Date, no registration, filing, payment of Tax or fees or other formalities are necessary or desirable to render the relevant Finance Document enforceable against the Borrower;

(c)	The entry into and performance by the Borrower of the Finance Documents and the transactions contemplated thereby do not and will not conflict with:
(i)	any present law or regulation or judicial or official order applicable to it;

(ii)	its articles of association or other constitutional documents; or

(iii)	any document or agreement which is binding on the Borrower;
(d)	All authorisations and consents required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, each of the Finance Documents, and for the Borrower to carry on its business, have been obtained and are in full force and effect, or will be obtained prior to the Borrower serving the Drawdown Notice hereunder;

(e)	The accounts of the Borrower’s most recently delivered to the Lender:
(i)	have been prepared in accordance with IFRS, consistently applied;

(ii)	fairly represent the financial conditions of the Borrower, as at the date on which they were drawn up;
and there has been no material adverse change in the financial condition of any of the Borrower since the date on which those accounts were drawn up, which might reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Finance Documents;

(f)	All financial documents and information relating to the Borrower or otherwise relevant to the matters contemplated by this Credit Facility which have been supplied by or on behalf of the Borrower to the Lender are complete and, as at the date of such documents or information, correct in all material respects, and the Borrower has not omitted to disclose to the Lender any off-balance sheet liabilities or other information, documents or agreements which, if disclosed, could reasonably be expected to affect the decision of the Lender to enter into this Credit Facility;

(g)	No litigation, arbitration or administrative proceedings are current or, to the Borrower’s knowledge, pending or threatened against the Borrower which might, if adversely determined, be reasonably expected to have a material adverse effect on the Borrower’s ability to perform its obligations under any of the Finance Documents;

(h)	The Borrower is operating its business in compliance with all relevant applicable laws and regulations; and

(i)	The Borrower have delivered all necessary tax returns to the relevant taxation authorities and are not in default in the payment of Taxes, and no material claim is being asserted with respect to Taxes.
13.2	The representations and warranties set out in Clause 13 are made by the Borrower on the date of this Credit Facility and shall be deemed to be repeated by the Borrower at the date of the Drawdown Notice, with reference to the facts and circumstances then existing, unless otherwise notified to the Lender in writing, and if not permitted under this Credit Facility, waived by the Lender prior to such dates.

14	COVENANTS AND UNDERTAKINGS

14.1	The Borrower undertakes with the Lender that, as long as any amount is owed to the Lender hereunder, it will comply with the covenants and undertakings set out in this Clause 14. The Borrower undertakes to promptly inform the Lender in writing of any occurrence or event which constitutes or may constitute a breach of the covenants and undertakings which apply to it pursuant to this Clause 14.

14.2	The Borrower undertakes to deliver to the Borrower such financial and other information as the Lender, in its sole discretion, may from time to time reasonably request.

14.3	The Borrower further undertakes that as long as any amount is outstanding under this Credit Facility:
(a)	it will promptly inform the Lender of any occurrence or event of which it becomes aware which constitutes an Event of Default or will materially adversely affect the Borrower’s ability to perform its obligations hereunder or under any of the Finance Documents;

(b)	it will provide the Lender in writing, promptly upon becoming aware of them, relevant details of any litigation, arbitration or administrative proceedings, hereunder any environmental claim, which are current or, to its knowledge, threatened or pending against any Group Company and which might, if adversely determined, be reasonably expected to have a material adverse effect on its ability to perform its obligations under the Finance Documents;

(c)	it will not merge, demerge, consolidate or liquidate, without the prior written consent of the Lender;

(d)	it will not make any changes in the nature of its business, legal structure or organisation without the Lender’s prior written consent;

(e)	it will at all times manage its business in compliance with all relevant applicable laws and regulations and official permits, and notify the Lender immediately of any breach thereof;

(f)	it will procure that any property of its property is insured in accordance with market practice for such property;

(g)	it will not create or permit to subsist, any encumbrance upon its present or future assets or revenues, unless permitted by the Lender;

(h)	it will not dispose of the Shares of the shares of any material company or any other assets without the prior written consent of the Lender, save for disposals made in the ordinary course of business, at arm’s length and at fair market value, as long as such disposal does not have a material adverse effect on the Borrower’s financial or business status;

(i)	it will not maintain or incur any (i) additional financial indebtedness or (ii) financial leasing obligations in excess of NOK 25,000,000 in aggregate without the prior written consent of the Lender;

(j)	It will not grant any loans to any other persons or entities other than Group Companies; and

(k)	it will not pay any dividend or make other payments to its shareholders without the prior written consent of the Lender.
15	EVENTS OF DEFAULT

15.1	Each of the following events or circumstances is an Event of Default:
(a)	the Borrower fails to pay any sum due hereunder on the due date, provided, however, that it shall not be an Event of Default if such failure is due to an administrative or technical banking error and such failure is remedied within three (3) Banking Days;

(b)	the Borrower otherwise defaults in the due performance or observance of any undertaking, covenant or other obligation or term contained herein or in any of the Finance Documents (including but not limited to the minimum Share Value or Fixed Share Value (as the case may be) as set out in Clause 12.3 and 12.4 cf. 12.5). No Event of Default under this paragraph (b) will occur if, in the reasonable opinion of the Lender, the failure to comply is capable of remedy and is remedied within 3 Banking Days of the earlier of the Lender giving notice to the Borrower and the Borrower becoming aware of the failure to comply;

(c)	any representation or warranty made by the Borrower in this Credit Facility or in the Finance Documents or in any notice, certificate or statement delivered or made pursuant hereto proves to have been inaccurate or misleading in any material respect when made;

(d)	a material adverse change shall occur with respect to the financial condition of each of the Companies or any creditor of the Companies declares a default under any agreement imposing obligations upon such company;

(e)	any Company is unable or admits in writing its inability to pay its lawful debts as they mature or makes a general assignment for the benefit of its creditors;

(f)	any proceedings are commenced or any judgement or order is given by a competent court or any effective resolution is passed for or with the view to bankruptcy, liquidation or reorganisation of any of the Companies or for the appointment of a receiver, trustee or liquidator of any of the Companies or all or any substantial part of any of the Companies’ assets unless contested in good faith;

(g)	any of the Companies ceases or threatens to cease to carry on its business, or disposes or threatens to dispose of a substantial part of its assets or the same are seized or appropriated for any reason;

(h)	any of the Companies suffers a material adverse change in its financial position which, in the reasonable opinion of the Lender, will adversely affect the Borrower’s ability to repay the Loan;

(i)	any governmental or other consent, approval or authorisation necessary for the Borrower to fulfil all its obligations hereunder or otherwise to give full effect to any of the Finance Documents is revoked or otherwise modified in a manner unacceptable to the Lender in its reasonable opinion;

(j)	the Security Documents cease to be in full force and effect on the priority as required by Clause 12; and

(k)	it becomes impossible or unlawful for the Borrower to fulfil any of its undertakings or other obligations under the Finance Documents or for the Lender to exercise any of their rights thereunder.
15.2	Upon the occurrence of an Event of Default the Lender may give notice to the Borrower declaring that the obligations of the Lender hereunder shall terminate forthwith and the Loan shall become immediately due and payable by the Borrower together with accrued interest thereon as set out in Clause 6. Furthermore, the Lender has the right, upon the occurrence of an Event of Default, to immediately sell a proportional part of the Shares deposited on the VPS Account to secure due payment of the then due amount.

15.3	Notwithstanding any notice under Clause 15.2, the Lender shall be entitled to exercise any remedy conferred upon the Lender by this Credit Facility and the Security Documents upon the occurrence of an Event of Default.

16	FEES AND COSTS

16.1	The Borrower shall pay to the Lender:
(a)	the fees specified in a separate fee letter;

(b)	upon demand, all reasonable legal expenses (including external legal assistance) and other reasonable expenses incurred by the Lender in connection with the preparation, execution and (where appropriate) recording of this Credit Facility and the Security Documents and any other document incidental hereto and in protecting or enforcing any rights of the Lender hereunder or otherwise in connection with the Loan and the Finance Documents.
17	TRANSFER AND PARTICIPATION

17.1	The Borrower may not assign or transfer any of the rights or obligations under this Credit Facility without the prior written consent of the Lender.

17.2	The Lender may transfer the Commitment and the Loan in whole or in part to other reputable banks or financial institutions with the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed. The Borrower agrees to sign all documents which in the reasonable opinion of the Lender are necessary or desirable to effectuate such transfer, including but not limited to relevant supplements or renewals for the Security Documents.

18	NOTICES AND MISCELLANEOUS

18.1	All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been truly given or made when delivered in writing or by facsimile, at their respective addresses given below or at such other addresses as the parties may hereafter specify to each other in writing:

(i)	The Lender:

Carnegie Investment Bank AB Norway Branch
Postboks 684 Sentrum
0106 Oslo,
Norway
Attn: Dag Rudiløkken
Telefax: +47 22 00 94 00

(ii)	The Borrower:

Trico Shipping AS
Postboks 85
6099 Fosnavåg,
Norway
Attn. Norway Controller

Telefax: +47 70 08 93 27

With a copy to:

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
Attn: Chief Financial Officer

Telefax: +001 713 780 0062
18.2	Communications sent by letter or telefax shall be effective on receipt if received within normal business hours on a Banking Day at the place of receipt and otherwise at 09.00 hours on the next following Banking Day. Any communication by telefax sent by the Borrower to Lender shall be confirmed by letter if so requested.

18.3	No failure or delay on the part of the Lender to exercise any power, right or remedy under this Credit Facility or the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided herein and in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

19	LAW AND JURISDICTION

19.1	This Credit Facility shall be governed by and interpreted under the laws of Norway.

19.2	Any action or proceeding against the Borrower under this Credit Facility or in connection thereof may be brought and enforced in the courts in the City of Oslo as exclusive legal venue.
***
IN WITNESS WHEREOF, the parties hereto have caused this Credit Facility to be duly executed the day and year first above written.

For and on behalf of	For and on behalf of
Trico Shipping AS	Carnegie Investment Bank AB Norway Branch
(as Borrower)	(as Lender)

/s/ Rishi A. Varma	/s/ Dag Rudilokken

Signature	Signature

Schedule 1
CONDITIONS PRECEDENT
1.	Documents in respect of the Borrower:
(a)	the Articles of Association (Norwegian: “Vedtekter”);

(b)	a Certificate of Registration (Norwegian: “Firmaattest”);

(c)	a resolution of the board of directors authorising the execution of the Finance Documents to which it is a party;

(d)	a power of attorney to its representatives for the execution and registration of the Finance Documents to which it is a party (if not included in the resolution described in (c) above);

(e)	evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 16 (Fees and Costs) have been paid or will be paid on the Drawdown Date; and

(f)	the latest available annual and interim financial reports of the Borrower.
2.	Documents in respect of the Target Company:
(a)	the Articles of Association (Norwegian: “Vedtekter”);

(b)	a Certificate of Registration (Norwegian: “Firmaattest”); and

(c)	a confirmation by a duly authorised individual from the Target Company acknowledging receipt of notice of the Pledge of Shares in the Target Company on behalf of the Target Company and the recording of the Pledge of Shares the Borrower’s VPS Account.
3.	Finance Documents and related documents:
(a)	this Credit Facility executed by the Borrower in two (2) originals;

(b)	the Drawdown Notice;

(c)	the Pledge of Shares including the notice of pledge of shares and the acknowledgement thereof;

(d)	the Promissory Note duly executed by the Borrower and by the witnesses;

(e)	the fee letter duly endorsed by the Borrower;
4.	Documents to be delivered upon closing:
(a)	a transcript from the VPS Account of the Borrower evidencing that the Borrower is the owner of the acquired Shares in the Target Company and that the Pledge of Shares is duly registered on the VPS Account with first priority and that no other pledges are registered against the Shares; and

(b)	Evidence that the Shares have been deposited on the VPS Account.
5.	Other documents:
(a)	Such other documents as the Lender may reasonable require and which shall be requested in writing from the Borrower within two (2) Banking Days prior to the Drawdown Date at the latest.